BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 24)

BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 25)

LAURELWOOD PARK LIMITED PARTNERSHIP

_______________________________________

CERTIFICATION AND AGREEMENT
_______________________________________


    CERTIFICATION AND AGREEMENT made as of February _, 1996 by LAURELWOOD PARK LIMITED PARTNERSHIP, a Georgia limited partnership (the "Operating Partnership"); THE NORSOUTH CORPORATION (the "Operating General Partner"); and WILLIAM E. JOHNSTON (the "Original Limited Partner") for the benefit of BOSTON CAPITAL TAX CREDIT FUND
IV L.P. (Series 24) and BOSTON CAPITAL CORPORATE TAX CREDIT FUND
IV L.P. (Series 25) each a Delaware limited partnership (the "Investment Partnerships"), BOSTON CAPITAL ASSOCIATES IV L.P. ("Boston Capital"), PEABODY & BROWN and certain other persons or entities described herein.

    WHEREAS, the Operating Partnership proposes to admit the Investment Partnerships as limited partners thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of February 1, 1996 (the "Operating Partnership Agreement"), in accordance with which the Investment Partnerships will make substantial capital contributions to the Operating Partnership;

    WHEREAS, the Investment Partnerships and Boston Capital have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnerships in the Operating Partnership; and

    WHEREAS, Peabody & Brown, as counsel for the Investment
Partnerships, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

    NOW, THEREFORE, to induce the Investment Partnerships to enter into the Operating Partnership Agreement and become limited partners of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership, the Operating General Partner and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnerships, Boston Capital, Peabody & Brown and certain other persons hereinafter described.

    1.   Representations, Warranties and Covenants of the
            Operating Partnership, the Operating General
            Partner and the Original Limited Partner

    The Operating Partnership, the Operating General Partner and the Original Limited Partner jointly and severally represent, warrant and certify to the Investment Partnerships, Boston Capital, and Peabody & Brown that, with respect to the Operating Partnership, as of the date hereof:

         1.01 The Operating Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation and in North Carolina with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Operating Partnership, the Operating General Partner and the Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the Operating General Partner and the Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or any Operating General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or any Operating General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the Operating General Partner and the Original Limited Partner, enforceable against each of them in accordance with its terms.

         1.02 The Operating General Partner has delivered to the Investment Partnerships, Boston Capital or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnerships, Boston Capital or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. There has been no material adverse change in the financial position of the Operating General Partner from that shown on the December 31, 1994 financial statement of the General Partner. The estimates of occupancy rates, operating expenses, cash flow, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partner.

         1.03 As of the date hereof, each of the representations contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the Operating General Partner and the Original Limited Partner and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

         1.04 Each of the representations and warranties contained in the Operating Partnership Agreement is true and correct as of the date hereof.

         1.05 Each of the covenants and agreements of the Operating Partnership and the Operating General Partner contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

         1.06  All conditions to admission of the Investment
Partnerships as the investment limited partners of the Operating
Partnership contained in the Operating Partnership Agreement have been satisfied.

         1.07 No default has occurred and is continuing under the Operating Partnership Agreement or any of the Project Documents (as said term is defined in the Operating Partnership Agreement) for the Operating Partnership.

         1.08 The Operating General Partner agrees to take all actions necessary to claim the Projected Credit, including, without limitation, the filing of Form(s) 8609 with the Internal Revenue
Service.

         1.09 No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

         1.10 The Operating Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

         1.11 The Operating Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

         1.12 No person or entity except the Operating
Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

         1.13 No Operating General Partner is related in any manner to the Investment Partnerships, nor is any Operating General Partner acting as an agent of the Investment Partnerships.

         1.14 The Apartment Complex contains no substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor any Operating General Partner or Original Limited Partners has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

         1.15 The fair market value of the Apartment Complex exceeds the total amount of indebtedness encumbering the Apartment Complex and is expected to continue to do so throughout the term of such indebtedness.

         1.16 Payment of $273,687 of the total Development Fee of $521,603 by December 31, 1995 was reasonable for the services rendered to the Partnership for the development of the Apartment Complex by such date and is not a prepayment for future services; furthermore, The Norsouth Corporation will report the $273,687 as income on its 1995 income tax returns.

    2.   Indemnification

         2.01 The Operating General Partner and the Original
Limited Partner (for purposes of this Section 2.01, the "Indemnifying Parties" or, individually, an "Indemnifying Party") jointly and severally agree to indemnify and hold harmless the Investment Partnerships and Boston Capital (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals
(PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Parties shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Parties or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Parties may otherwise have.

         2.02 No Indemnifying Party shall be liable under the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

    3.   Miscellaneous

         3.01 This Certification and Agreement is made solely for the benefit of the Operating Partnership, the Operating General Partner, the Original Limited Partner, Boston Capital, Peabody & Brown and the Investment Partnerships (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Certification and Agreement.

         3.02 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

         3.03 Terms defined in the Operating Partnership
Agreement and used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership Agreement.

    IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP:

LAURELWOOD PARK LIMITED PARTNERSHIP

By: THE NORSOUTH CORPORATION,
    General Partner


    By:/s/ William E. Johnston
        William E. Johnston,
        President


OPERATING GENERAL PARTNER:

THE NORSOUTH CORPORATION


By:/s/ William E. Johnston
       William E. Johnston, President


ORIGINAL LIMITED PARTNER:


/s/ William E. Johnston
    WILLIAM E. JOHNSTON



                          Exhibit A

LAURELWOOD PARK LIMITED PARTNERSHIP

FACT SHEET


1.  Construction Mortgage

    A.         Lender:                          Midland Mortgage
                                       Investment Corporation


    B.        Mortgage Amount:                      $2,674,000
    C.        Note Date:                             September 7, 1995
    D.        Interest Rate:                     10.5%
    E.        Term:                                  24 months
    F.        Guarantors:                           William E.
                                            Johnston and
                                            The Norsouth
                                            Corporation
    G.         Fees:                                $53,480

2.  Permanent Mortgage

    A.        Lender                                Midland
                                            Affordable Housing
                                            Group Trust
    B.        Maximum Mortgage Amount:           $2,115,000
    C.        Obligation Date:                   September 1,1995
    D.        Interest Rate:                     8.875%
    E.        Term:                                  18 years
    F.        Amortization Term:                  30 years
    G.        Fees:                                  $63,450

3.       Eligible Basis:                        $4,978,222

4.       Qualified Basis:                      $6,471,689

5.        GP Capital Contribution:               $50,000
                                            Georgia
                                            Power Grant

6.       Operating Deficit Escrow:               $97,029

7.       Type of Credit:                          9%

8.       Rent-up Schedule:

              Thirteen units a month in each of June, 1996 through November, 1996; 11 units in December, 1996;
              6 units in January, 1997; and 5 units in February, 1997.

9.     Total Projected Credit* to the
         Investment Limited Partners:                   $5,390,510

    A.      $125,779 for 1996,
    B.        $535,008 for 1997,
    C. $539,051 per annum for each of the years 1998 through 2005,
    D.      $413,272 for 2006, and
    E.      $4,043 for 2007.

10. Total Projected Credit:                         $5,444,960

    A.     $127,049 for 1996,
    B.     $540,412 for 1997,
    C. $544,496 per annum for each of the years 1997 through 2005,
    D.     $417,447 for 2006, and
    E.     $4,084 for 2007.

11. Tax Credit Approval:

       A.     Application
              1. Date:                                Feb. 28, 1995
             2. Credit Amount Requested:                  $544,983

       B.     Reservation
              1. Date:                                   May 22, 1995
              2. Credit Amount Reserved:                   $544,496

       C.     Carryover Reservation
              1. Date:                                   November 14, 1995
              2. Credit Amount Allocated:             $544,496

12. Apartment Complex:

       A.     Name:                                         Laurelwood
                                             Park
                                             Apartments
       B.     Address:                                   Burton
                                             Avenue
                                                                High Point,
                                             N.C.
       C.     County:                                     Guilford
       D.     Type of Project:                            Family

13. Area Median Income:                          $38,800

14. Type of Apartments:
______________
*               Class A       Class B
d
    1996      $ 84,272       $ 41,507
    1997      $358,455       $176,553
    '98-05      $361,164          $177,887
    2006         $276,892         $136,380
    2007         $  2,709         $  1,334
                                 Unit
 Utility
                             Number      Square Ft.   Rent         Allowance

2-Bedroom                       62           1,004         $393          $77
3-Bedroom                       38           1,168         $460          $85

15. A.  Annual Operating Expenses
           (beginning 1997):                         $248,422

    B.  Projected Annual Cash Flow
           (beginning 1999):                           $1,244

16.     Rental Assistance:                               N/A

17.     Replacement Reserve                         $15,000 per
                                                     annum

18.     Amount of Annual Reporting Fee
            to Boston Capital:                           $10,000

19.    Amount of Annual Partnership
          Management Fee:                                $10,000

20.    Amount of Total Depreciable
        Base Allocated to Personal
         Property:                                  $142,067

21.      Completion Date:                            August, 1996

22.    Total Capital Contribution of
          the Investment Limited Partners:           $3,164,780

                Class A Limited Partner: $2,120,403
                Class B Limited Partner  $1,044,377

23.   Schedule of Capital Contributions

         A.   $2,127,107 *            ($1,425,162 by the Class A Limited
Partner,
                                $701,945 by the Class B Limited Partner) on the latest of (i) the Admission Date,
                               (ii) Tax Credit Set-Aside, (iii) Permanent
                               Mortgage Commitment, (iv) Construction
                               Permitting Date or (v) closing of the
                               Construction Mortgage;

        B.    $741,195                ($496,601 by the Class A Limited Partner,
                               $244,594 by the Class B Limited Partner) on
                               the latest of (i) Cost Certification or
                               (ii) the Completion Date; and
_____________________
*At the time of the First Installment, the Operating Partnership will repay the Investment Partnerships for the Bridge Loan in the amount of $1,927,107 which was made to the Operating Partnership at the time of the closing of the Construction Mortgage.

            C.     $296,479           ($198,640 by the Class A Limited Partner,
                              $97,838 by the Class B Limited Partner) on the latest of (i) the Initial 95% Qualified Occupancy Date, (ii) achievement of the Breakeven Point, (iii) State Designation or
                              (iv) Permanent Mortgage Commencement.

24. Fees, Special Distributions and Other Items to be paid from
    Capital Contributions


          A.  Construction and Development
                 Fee:
       B.     Special Distributions:                         None
          C.  Direct Development Costs:                      $2,643,178

25.   Consulting Fee Payable by the                     $  200,000
         General Partner to Boston Capital:

26.   General Partner:  The Norsouth Corporation

         Address:                            340 Eisenhower Drive
                                     320 Central Park
                                                    Savannah, Georgia 31406

        Telephone Number:         (912) 354-6096

        Telecopier Number:       (912) 352-3451

27.      Ownership Interests

                                               Normal     Capital
Cash
                                            Operations       Transactions
Flow*

        General Partners:                    1%        50%           50%

         Class A Limited Partner:       66.3%         33.5%               45%

         Class B Limited Partner         32.7%       16.5%            5%

28. Management Agent:   The Norsouth
    Corporation

       Contact Person:                William E. Johnston

    Address:                       Building 300
                                             340 Eisenhower Drive
                                             Savannah, GA 31416

      Telephone Number: (912) 354-6096
______________________
*See Section 10.2(a) for a detailed description of Cash Flow sharing.
      Amount of Fee:                    6.5% gross collected income

29. Builder:                        The Norsouth Corporation

       Address:                           Building 300
                                              340 Eisenhower Drive
                                              Savannah, Georgia 31416

      Amount of Construction Contract: $4,080,929

    Builder's Profit and Overhead:       $278,245

30. Architect:                          Martin Riley Associates - Architects

      Address:                            201 Swanton Way, Suite 200
                                               Decatur, Georgia 30030

      Amount of Fee:                      $69,000


31. Auditor/Tax Return Preparer:       David Pelliccione, CPA

       Contact Person:                  (same)

    Address:                         P.O. Box 1
                                               Savannah, Georgia 31402

      Telephone Number:                (912)234-1999

32. Federal Taxpayer ID Number:       58-2157019

33. Operating Deficit Guaranty:      The General Partner shall be
      obligated for 120 months beginning on Permanent Mortgage Commencement to advance any funds necessary to meet cash operating expenses which exceed cash operating income up to a maximum amount outstanding from time to time of $600,000 (which amount includes the Operating Deficit Escrow of $97,029).

34. Replacement Reserve:     The General Partner shall cause the
    Partnership to deposit at least $15,000 annually into a Replacement
    Reserve.

35. Building Breakdown: Eleven buildings number NC-95-00011
                        through NC-95-00021.



cc:  Boston Capital Communications Limited Partnership
     Accounting Department


                             Exhibit B

Certificate of Operating Partnership,
Operating General Partner and Original
Limited Partner Re:  Lack of Disqualifications

    The Operating Partnership, its Operating General Partner and Original Limited Partner (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or
(2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of any Operating General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

         (1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five years prior to the date hereof;

         (2) Has been convicted of or pleaded nolo contendere to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, em-bezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

         (3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

         (4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

         (5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, con to a United States Postal
Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United States Code;

         (6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

         (7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

         (8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the
Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

         (9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection
(8) hereof;

         (10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

         (11) Is subject to a currently effective state administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

         (12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

         (13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the Pennsylvania Act.

    If the Operating Partnership is subject to the requirements of
Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).

BOS2: 54171_1